Exhibit 99.1

Carnival Corporation & plc Provides Update on Strong Bookings Momentum, Reroutes Red Sea Transits

Also redeems all remaining second lien debt

MIAMI (January 30, 2024) - Carnival Corporation & plc (NYSE/LSE: CCL; NYSE: CUK) is committed to the safety and well-being of its guests and crew and has been actively monitoring the situation in the Red Sea and surrounding region. Given recent developments and in close consultation with global security experts and government authorities, the Company has made the decision to reroute itineraries for 12 ships across seven brands, which were scheduled to transit the Red Sea through May 2024. The Red Sea rerouting is expected to have an adjusted earnings per share impact of $0.07 to $0.08 for full year 2024, with the vast majority of the impact in the second quarter. The Company has not seen an impact on booking trends due to the Red Sea situation and has no other Red Sea transits until November 2024.

The Company has experienced an early and robust start to wave season (peak booking period), exceeding expectations, with bookings volumes since November hitting an all-time high. For 2024, the Company continues to have the best booked position on record, with both pricing (in constant currency) and occupancy considerably higher than 2023 levels. In fact, the first half of 2024 is almost fully booked. The Company believes its continued strong bookings momentum is expected to deliver outperformance during the year, offsetting the Red Sea rerouting impact.

In addition, the Company announced the redemption of the outstanding $571 million, 9.875% second-priority senior secured notes due 2027, eliminating all of the remaining second lien debt outstanding. This redemption is consistent with December guidance, using its cash flow strength to reduce interest expense and leverage along its path to investment grade credit metrics.

About Carnival Corporation & plc

Carnival Corporation & plc is the largest global cruise company, and among the largest leisure travel companies, with a portfolio of world-class cruise lines – AIDA Cruises, Carnival Cruise Line, Costa Cruises, Cunard, Holland America Line, P&O Cruises (Australia), P&O Cruises (UK), Princess Cruises, and Seabourn.
Additional information can be found on www.carnivalcorp.com, www.aida.de, www.carnival.com, www.costacruise.com, www.cunard.com, www.hollandamerica.com, www.pocruises.com.au, www.pocruises.com, www.princess.com and www.seabourn.com. For more information on Carnival Corporation’s industry-leading sustainability initiatives, visit www.carnivalsustainability.com.

MEDIA CONTACT	INVESTOR RELATIONS CONTACT
Jody Venturoni	Beth Roberts
+1 469 797 6380	+1 305 406 4832

Cautionary Note Concerning Factors That May Affect Future Results

Carnival Corporation and Carnival plc and their respective subsidiaries are referred to collectively in this Current Report on Form 8-K, as "the Company," "our," "us" and "we." Some of the statements, estimates or projections contained in this document are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to us, including some statements concerning future results, operations, outlooks, plans, goals, reputation, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “aspiration,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms.

Forward-looking statements include those statements that relate to our outlook and financial position including, but not limited to, statements regarding:

•Pricing	•Adjusted net income (loss)
•Booking levels	•Adjusted EBITDA
•Occupancy	•Adjusted earnings per share
•Interest, tax and fuel expenses	•Adjusted free cash flow
•Currency exchange rates	•Net per diems
•Goodwill, ship and trademark fair values	•Net yields
•Liquidity and credit ratings	•Adjusted cruise costs per ALBD
•Investment grade leverage metrics	•Adjusted cruise costs excluding fuel per ALBD
•Estimates of ship depreciable lives and residual values	•Adjusted return on invested capital

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. This note contains important cautionary statements of the known factors that we consider could materially affect the accuracy of our forward-looking statements and adversely affect our business, results of operations and financial position. Additionally, many of these risks and uncertainties are currently, and in the future may continue to be, amplified by our substantial debt balance incurred during the pause of our guest cruise operations. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following:

•events and conditions around the world, including geopolitical uncertainty, war and other military actions, inflation, higher fuel prices, higher interest rates and other general concerns impacting the ability or desire of people to travel have led, and may in the future lead, to a decline in demand for cruises as well as negative impacts to our operating costs and profitability;

•pandemics have in the past and may in the future have a significant negative impact on our financial condition and operations;

•incidents concerning our ships, guests or the cruise industry have in the past and may, in the future, negatively impact the satisfaction of our guests and crew and lead to reputational damage;

•changes in and non-compliance with laws and regulations under which we operate, such as those relating to health, environment, safety and security, data privacy and protection, anti-money laundering, anti-corruption, economic sanctions, trade protection, labor and employment, and tax may be costly and have in the past and may, in the future, lead to litigation, enforcement actions, fines, penalties and reputational damage;

•factors associated with climate change, including evolving and increasing regulations, increasing global concern about climate change and the shift in climate conscious consumerism and stakeholder scrutiny, and increasing frequency and/or severity of adverse weather conditions could adversely affect our business;

•inability to meet or achieve our targets, goals, aspirations, initiatives, and our public statements and disclosures regarding them, including those that are related to sustainability matters, may expose us to risks that may adversely impact our business;

•breaches in data security and lapses in data privacy as well as disruptions and other damages to our principal offices, information technology operations and system networks and failure to keep pace with developments in technology may adversely impact our business operations, the satisfaction of our guests and crew and may lead to reputational damage;

•the loss of key team members, our inability to recruit or retain qualified shoreside and shipboard team members and increased labor costs could have an adverse effect on our business and results of operations;

•increases in fuel prices, changes in the types of fuel consumed and availability of fuel supply may adversely impact our scheduled itineraries and costs;

•we rely on supply chain vendors who are integral to the operations of our businesses. These vendors and service providers may be unable to deliver on their commitments, which could negatively impact our business;

•fluctuations in foreign currency exchange rates may adversely impact our financial results;

•overcapacity and competition in the cruise and land-based vacation industry may negatively impact our cruise sales, pricing and destination options;

•inability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments may adversely impact our business operations and the satisfaction of our guests;

•we require a significant amount of cash to service our debt and sustain our operations. Our ability to generate cash depends on many factors, including those beyond our control, and we may not be able to generate cash required to service our debt and sustain our operations;

•our substantial debt could adversely affect our financial health and operating flexibility; and

•the risk factors included in Carnival Corporation's and Carnival plc's Annual Report on Form 10-K filed with the SEC on January 26, 2024.

The ordering of the risk factors set forth above is not intended to reflect our indication of priority or likelihood.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Forward-looking and other statements in this document may also address our sustainability progress, plans, and goals (including climate change- and environmental-related matters). In addition, historical, current, and forward-looking sustainability- and climate-related statements may be based on standards and tools for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions and predictions that are subject to change in the future and may not be generally shared.

Non-GAAP Financial Measures

Adjusted earnings per share provide additional information to us and investors about our future earnings performance by excluding certain gains, losses and expenses that we believe are not part of our core operating business and are not an indication of our future earnings performance. We believe that gains and losses on ship sales, impairment charges, debt extinguishment and modification costs, restructuring costs and certain other gains and losses are not part of our core operating business and are not an indication of our future earnings performance.

Reconciliation of Forecasted Data

We have not provided a reconciliation of forecasted non-GAAP financial measures to the most comparable U.S. GAAP financial measures because preparation of meaningful U.S. GAAP forecasts would require unreasonable effort. We are unable to predict, without unreasonable effort, the future movement of foreign exchange rates and fuel prices. We are unable to determine the future impact of gains and losses on ship sales, impairment charges, debt extinguishment and modification costs, restructuring costs and certain other non-core gains and losses.